UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2022

CATCHMARK TIMBER TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36239	20-3536671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Concourse Parkway, Suite 2650
Atlanta, GA 30328
(Address of Principal Executive Offices) (Zip code)

(855) 858-9794

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value Per Share	CTT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on May 29, 2022, CatchMark Timber Trust, Inc., a Maryland corporation (the “Company”, or “CatchMark”), and CatchMark Timber Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PotlatchDeltic Corporation, a Delaware corporation (“Parent”, or “PotlatchDeltic”), and Horizon Merger Sub 2022, LLC, a Delaware limited liability company (“Merger Sub”).

Pursuant to the Merger Agreement, the Company will be merged with and into Merger Sub (the “Company Merger”), with Merger Sub surviving the Company Merger. Immediately following the Company Merger, the Partnership will be merged with and into Merger Sub (the “Partnership Merger” and together with the Company Merger, the “Mergers”), with Merger Sub surviving the Partnership Merger. Capitalized terms used below but not defined herein have the respective meanings assigned thereto in the Merger Agreement.

Certain Merger-Related Litigation Matters

Following the initial filing of the registration statement by Parent on July 8, 2022 in connection with the Mergers (the “Registration Statement”), plaintiffs filed two separate lawsuits related to the Mergers. The first suit, styled as Bell v. CatchMark Timber Trust, Inc., et al., No. 1:22-CV-06548, which we refer to as the “Bell Lawsuit,” was filed in the United States District Court for the Southern District of New York. The second suit, styled as Bushansky v. CatchMark Timber Trust, Inc., et al., No. 1:22-cv-03157, which we refer to as the “Bushansky Lawsuit,” was filed in the United States District Court for the Northern District of Georgia.

The Bell Lawsuit named as defendants the Company and the Company’s directors. The Bell Lawsuit alleged that the Merger Consideration is inadequate and that the process culminating in the Mergers was flawed. The Bell Lawsuit also alleged that the Registration Statement omitted material information on certain topics, including the sales process, certain financial projections, a reconciliation of non-GAAP financial metrics to GAAP metrics, and financial analyses performed by the Company’s financial advisor. Relying on these allegations, the Bell Lawsuit asserted, on behalf of an individual plaintiff, (1) a cause of action under Section 14(a) of the Exchange Act and its implementing regulations, alleging that purported omissions render the Registration Statement false and misleading; (2) a “control person” claim under Section 20(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) based on the alleged Section 14(a) violation; (3) a claim for breach of fiduciary duties against the Company’s directors; and (4) a claim against the Company for allegedly aiding and abetting the directors’ asserted breaches of fiduciary duties. After filing the Bell Lawsuit, the plaintiff subsequently voluntarily dismissed the complaint. The plaintiff then sent a letter to the Company in which the plaintiff identified similar alleged omissions in the Registration Statement and demanded that the Company make additional disclosures relating to the various alleged omissions.

The Bushansky Lawsuit names as defendants the Company and the Company’s directors. The Bushansky Lawsuit alleges that the Company’s public disclosures regarding the Mergers omitted material information on certain topics, including inputs and assumptions used in financial projections and details regarding the financial analyses performed by the Company’s financial advisor. Relying on these allegations, the Bushansky Lawsuit asserts, on behalf of an individual plaintiff, (1) a cause of action under Section 14(a) of the Exchange Act and its implementing regulations, alleging that purported omissions render the Registration Statement false and misleading; and (2) a “control person” claim under Section 20(a) of the Exchange Act based on the alleged Section 14(a) violation. The Bushansky Lawsuit seeks to enjoin defendants from proceeding with the Mergers, rescission of the Mergers and an award of damages if the Mergers are consummated, and an award of plaintiff’s costs and attorneys’ fees.

In addition, the Company has received letters from various alleged stockholders asserting that the Company’s disclosures regarding the Mergers were materially false or misleading on similar grounds to those expressed in the Bell Lawsuit, in the subsequent letter sent by plaintiff Bell, and in the Bushansky Lawsuit.

The results of complex legal proceedings are difficult to predict, and these matters could delay or prevent the Mergers from becoming effective in a timely manner. Although the ultimate outcome of these matters cannot be predicted with certainty, the Company believes that the claims asserted against the Company and its directors are without merit. The Company intends to defend against these actions vigorously.

While the Company believes that the disclosures in connection with the Mergers, including those set forth in the proxy statement/prospectus (as defined below), comply fully with applicable law, the Company has determined to voluntarily supplement the proxy statement/prospectus with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the litigation that any additional disclosure was or is required.

SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT/PROSPECTUS

In connection with the Mergers, the Company filed a definitive proxy statement (the “proxy statement/prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) on August 10, 2022, which is available for free on the Internet site maintained by the SEC at http://www.sec.gov, along with periodic reports and other information the Company and Parent file with the SEC. Parent filed a related registration statement on Form S-4 dated August 8, 2022, which included a preliminary version of the proxy statement and a preliminary prospectus of Parent.

These supplemental disclosures should be read in connection with the proxy statement/prospectus, which should be read in its entirety. To the extent that information herein differs from or updates information contained in the proxy statement/prospectus, the information contained herein supersedes the information contained in the proxy statement/prospectus. Capitalized terms used but not defined herein have the meanings set forth in the proxy statement/prospectus, unless otherwise defined below. All page references in the information below are to pages in the proxy statement/prospectus.

The following supplemental disclosure includes the following additional paragraph immediately following the first paragraph on page 57 of the proxy statement/prospectus concerning Background of the Mergers.

As of May 14, 2022, CatchMark had entered into confidentiality agreements with seven (7) counterparties for purposes of evaluating a potential transaction. Each of the confidentiality agreements contained customary standstill provisions but did not include so-called “don’t ask / don’t waive” provisions, and did not preclude the right of the counterparty to make certain confidential proposals to CatchMark. The confidentiality agreements also contained certain customary fall-away provisions to the standstill in the event of the entry, commencement or public announcement of certain change of control transactions.

The following supplemental disclosure amends and restates in its entirety the second paragraph on page 61 of the proxy statement/prospectus concerning the Background of the Mergers.

On May 28, 2022, the CatchMark Board held a meeting with members of the CatchMark management team and representatives of Stifel, SGR and King & Spalding in attendance. Representatives of King & Spalding reviewed the directors’ duties under Maryland law in connection with a potential transaction, and provided the CatchMark Board with an overview of the terms of the draft merger agreements submitted by PotlatchDeltic, Party A, and Party B. Representatives of Stifel provided an update on the revised bids submitted by PotlatchDeltic and Party B since the CatchMark Board’s prior meeting. Representatives of Stifel also confirmed that none of the other parties that submitted bids on May 23, 2022 had come forth with an increase in its respective proposed merger consideration. A discussion ensued among the CatchMark Board, the CatchMark management team and representatives of SGR, King & Spalding and Stifel regarding, among other things, the benefits and considerations related to each of the proposals from PotlatchDeltic and Party B, including the differences in the respective business models of PotlatchDeltic and Party B and the relative growth opportunities for CatchMark stockholders of becoming stockholders of PotlatchDeltic or Party B, relative levels of volatility in the respective share prices of PotlatchDeltic and Party B on a comparative basis, the ability for the CatchMark Board to designate a director to the board of directors of PotlatchDeltic, the potential conflict of interest arising from the gross-up option negotiated by PotlatchDeltic as part of a potential transaction as compared to a unit-for-unit exchange of partnership units with Party B, and the current and historical trading prices of shares of each of PotlatchDeltic and Party B, including the volume weighted average trading prices of shares over designated relevant periods. The CatchMark Board and the CatchMark management team discussed the likely market reaction to announcing a transaction with PotlatchDeltic in comparison to a transaction with Party B, including the expanded geographic presence, local market knowledge, real estate opportunities and bolt-on growth opportunities of PotlatchDeltic following the closing. The CatchMark Board and Stifel discussed the possibility of limiting downside risk by negotiating for a floating exchange ratio transaction with fixed price consideration. Representatives from Stifel stated that neither PotlatchDeltic nor Party B were likely to agree to a fixed-price, floating exchange ratio transaction, or to enter into a collar agreement without a substantial reduction in the exchange ratios being offered, and that a fixed-price transaction would limit any potential appreciation in value of the stock of PotlatchDeltic or Party B between the execution of the merger agreement and the closing of the Mergers. The CatchMark Board and the CatchMark management team discussed their views with respect to the potential for growth of the Combined Company as compared to Party B, including growth stemming from forest management scale and infrastructure, internalized operations, expanded and diversified timberland assets, enhanced public market profile, the compelling strategic fit and CAD synergies. The CatchMark Board reviewed the potential dividend growth for CatchMark stockholders as compared between PotlatchDeltic and Party B, including that the increase in annualized dividend growth for CatchMark stockholders on a per share basis from PotlatchDeltic was materially higher as compared to Party B. After discussion, including a review of the alternative of remaining as an independent, stand-alone company, the CatchMark Board directed representatives of Stifel to inform PotlatchDeltic that it was likely to be selected as the winning bidder and to indicate to Party B that it was not selected as the winning bidder, but that the CatchMark Board would be open to reviewing any increased proposal Party B may desire to submit.

The following supplemental disclosure amends and restates in its entirety the fourth paragraph on page 61 of the proxy statement/prospectus concerning the Background of the Mergers.

On May 29, 2022, representatives of King & Spalding and SGR met with Mr. Rubenstein regarding the gross-up option negotiated by PotlatchDeltic in the proposed merger agreement. Representatives of King & Spalding reviewed Maryland law with respect to the approval of conflict of interest transactions. Having been fully apprised of the potential conflicts of interest of the other directors represented by the gross-up option, Mr. Rubenstein approved the conflict transaction as contemplated under Maryland law as the disinterested member of the CatchMark Board. No special committee or transaction committee was formed in connection with the potential transaction. Later that day, the CatchMark Board held a meeting with members of the CatchMark management team and representatives of Stifel, SGR and King & Spalding in attendance. Representatives of King & Spalding reviewed the directors’ duties under Maryland law in connection with a potential transaction and the proposed provisions of the merger agreement. Representatives of King & Spalding also described a proposed amendment to the CatchMark bylaws that would make specified state and federal courts in Maryland the sole and exclusive forum for litigation relating to CatchMark’s internal affairs, including stockholder derivative suits and alleged breaches of director duties, and the federal district courts in the United States the sole and exclusive forum for litigation arising under the Securities Act. Representatives of King & Spalding also provided the CatchMark Board with an overview of the terms of the merger agreement with PotlatchDeltic, which merger agreement had been made available to the CatchMark Board prior to the meeting.

The following supplemental disclosure amends and restates in its entirety the second paragraph on page 71 of the proxy statement/prospectus concerning the Opinion of CatchMark’s Financial Advisor:

CatchMark engaged Stifel to act as financial advisor to CatchMark in connection with the proposed merger transaction. As part of that engagement, the CatchMark Board, in its capacity as such, requested Stifel’s opinion, as investment bankers, as to the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to be received by holders of shares of CatchMark common stock (other than Excluded Shares) pursuant to the merger agreement. At a meeting of the CatchMark Board held on May 29, 2022, Stifel delivered to the CatchMark Board its oral opinion, which opinion was subsequently confirmed by the delivery of a written opinion, dated May 29, 2022, that, as of the date of such opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such opinion, the Merger Consideration to be received by holders of shares of CatchMark common stock (other than Excluded Shares) was fair, from a financial point of view, to such holders. In the two years prior to the date of Stifel’s opinion, CatchMark had not engaged Stifel in any capacity other than in connection with the potential transactions to be effectuated with the Mergers.

The following supplemental disclosure amends and restates in its entirety the third paragraph on page 74 of the proxy statement/prospectus concerning the Opinion of CatchMark’s Financial Advisor:

Stifel performed a dividend discount analysis, which is designed to provide an implied value of a company by calculating the present value of such company’s estimated future dividends and terminal value of such company. In conducting its analysis, Stifel utilized the financial forecasts provided by CatchMark management and more fully described below in the section of this proxy statement/prospectus entitled “—Certain CatchMark Unaudited Prospective Financial Information.” Further, in accordance with direction from the CatchMark Board and the application of Stifel’s professional judgment and experience, Stifel used three scenarios to sensitize certain information included in the financial forecasts provided by CatchMark management: (1) Upside: Increased timberland value by 3% per year, priced capital raises at a 10% premium to net asset value (“NAV”) and assumed CatchMark purchases properties at a 5% discount to NAV (the “Upside Case”); (2) Neutral: Increased timberland value by 2% per year, priced capital raises at NAV and assumed CatchMark purchases properties at a 2.5% discount to NAV (the “Neutral Case”); and (3) Downside: Increased timberland value by 1% per year, priced capital raises at a 5% discount to NAV and assumed CatchMark purchases properties at NAV (the “Downside Case”). To perform the dividend discount analysis, Stifel calculated (i) the aggregate amount of dividends per share of CatchMark common stock that CatchMark forecasted to generate on a quarterly basis for the period from April 1, 2022 through December 31, 2026, which was assumed to be, on an annual basis, 85% of the Company’s projected cash available for distribution set forth in the section of this proxy statement/prospectus entitled “—Certain CatchMark Unaudited Prospective Financial Information,” or approximately $156 million in aggregate, and (ii) CatchMark’s terminal value based on the estimated NAV per share of CatchMark common stock at the end of 2026, in each case, under each of the Upside Case, Neutral Case and Downside Case.

The following supplemental disclosure amends and restates in its entirety the third paragraph on page 75 of the proxy statement/prospectus concerning the Opinion of CatchMark’s Financial Advisor:

Stifel noted that certain of the peers were not “pure play” timber REITs in that such peers also generate income from segments ancillary to the timber sector, including wood products and real estate sales, among others. In order to compare CatchMark’s 2022 expected timberland EBITDA multiple to the peers as “pure play” timber REITs, Stifel excluded the ancillary wood product businesses of certain peers and subtracted estimated real estate sales from each company’s enterprise value. Based on this information, Stifel calculated and compared adjusted 2022 expected timberland EBITDA multiples for each of Rayonier and Weyerhaeuser, which Stifel defined as the quotient of (a) the estimated enterprise value of the selected company’s timberlands, excluding the value attributed to the ancillary wood product businesses and real estate sales, as described above (the “Adjusted Timberland EV”), and (b) the selected company’s 2022 estimated timberland EBITDA (the “CY2022E Timberland EBITDA”) as determined by Wall Street research analyst consensus (referred to as “Street Consensus”). PotlatchDeltic was not used in this analysis as publicly available information does not bifurcate the portion of PotlatchDeltic’s timber sales that are indexed to lumber pricing. For purposes of Stifel’s analysis, references to EBITDA are also before removal of depletion expense. Based on its analysis of the relevant metrics for each of the selected companies, Stifel selected a representative range of Adjusted Timberland EV / CY2022E Timberland EBITDA of 27.3x to 35.0x, which represents the Adjusted Timberland EV / CY2022E Timberland EBITDA multiples for Rayonier and Weyerhaeuser, respectively, and applied this range to the CY2022E Timberland EBITDA for CatchMark (consisting of CatchMark’s CY2022E Adjusted EBITDA as set forth in the section of this proxy statement/prospectus entitled “—Certain CatchMark Unaudited Prospective Financial Information,” less CatchMark’s CY2022E real estate EBITDA) under each of the Upside Case, Neutral Case and Downside Case. For purposes of this analysis, as directed by CatchMark management, Stifel used a midyear convention for CatchMark’s CY2022 estimated real estate related EBITDA, which implies that 50% of the value of such real estate sales is captured in the EBITDA multiple and 50% is treated as cash and added to CatchMark’s enterprise value. Based on the approximately 50.1 million outstanding shares of CatchMark common stock on a fully diluted basis as provided by CatchMark management and net debt balance of CatchMark of $300.0 million as provided by CatchMark management, each as of March 31, 2022, Stifel calculated the following estimated implied per share equity value reference ranges of CatchMark common stock:

The following supplemental disclosure amends and restates in its entirety the third paragraph and accompanying table on page 76 of the proxy statement/prospectus concerning the Opinion of CatchMark’s Financial Advisor:

The free cash flows and terminal value were discounted to present values as of December 31, 2021, at a discount rate ranging from 5.0% to 6.5%, which were selected upon the application of Stifel’s professional judgment and experience, to reflect an estimate of the weighted average cost of capital of CatchMark’s timberlands business, and then sensitized utilizing (a) a perpetuity growth rate range of 0.5% to 1.5% and (b) adjustments to timber pricing of (5.00%) to 5.00% to timber prices provided by CatchMark management, in each case with such rates selected upon the application of Stifel’s professional judgment and experience. Stifel then deducted the net debt of CatchMark of $300.0 million from the value of the discounted unlevered free cash flow and terminal value to derive the implied net asset value. Stifel’s analysis was conducted at CatchMark management’s request assuming (a) CatchMark engaged in land sales through 2032 and (b) CatchMark engaged in no land sales. Based on the approximately 50.1 million outstanding shares of CatchMark common stock on a fully diluted basis, as provided by CatchMark’s management as of March 31, 2022, Stifel calculated the following estimated implied net asset value per share value of CatchMark’s timberlands:

CatchMark Implied Per Share Timberlands Net Asset Value Reference Range

	Land Sales			No Land Sales
Perpetuity Growth	$	6.15–$	10.67	$	4.58–$	9.51
Timber Pricing Adjustment	$	6.23–$	10.25	$	4.66–$	9.05

The following supplemental disclosure amends and restates in its entirety the fourth paragraph on page 76 of the proxy statement/prospectus concerning the Opinion of CatchMark’s Financial Advisor:

Stifel performed a discounted cash flow analysis, which is designed to provide an implied value of a company by calculating the present value of the estimated future cash flows and terminal value of such company. To perform this analysis, Stifel utilized PotlatchDeltic management forecasts provided to Stifel for its use, which were used to derive PotlatchDeltic’s unlevered free cash flows. For further information regarding the PotlatchDeltic management forecasts relied on by Stifel, see the section entitled “—Certain PotlatchDeltic Unaudited Prospective Financial Information.” The PotlatchDeltic management forecasts included variations in lumber pricing in 2025 and 2026 and Stifel made certain assumptions around lumber pricing in those years as directed by the CatchMark Board. The free cash flows and terminal value were discounted to present values as of April 1, 2022, at a discount rate ranging from 7.64% to 9.64%, which were selected upon the application of Stifel’s professional judgment and experience, to reflect an estimate of PotlatchDeltic’s weighted average cost of capital determined by the application of the capital asset pricing model. Stifel calculated terminal values based on both (i) a range of estimated EBITDDA exit multiples, which for purposes of this analysis, Stifel selected EBITDDA exit multiple ranges with midpoints of 4.5x, 25.0x and 0.5x for each of PotlatchDeltic’s wood products business, timberlands business and real estate business, respectively, which were selected upon the application of Stifel’s professional judgment and experience, and applied those multiples to PotlatchDeltic’s estimated EBITDDA for calendar year 2026 under the PotlatchDeltic management forecasts after subtracting pro rata portions of general and administrative expenses, of $195.4 million for the wood products business, $168.5 million for the timberlands business and $45.4 million for the real estate business and (ii) perpetuity growth rates, which for purposes of this analysis, Stifel utilized a perpetuity growth rate range of 2.0% to 3.0% which was selected upon the application of Stifel’s professional judgment and experience. Stifel then deducted PotlatchDeltic’s net debt of $284.6 million from the value of the discounted unlevered free cash flow and the applicable terminal value to derive the implied equity value. The approximately 69.9 million outstanding shares of PotlatchDeltic common stock on a fully diluted basis as of March 31, 2022 were used to derive the following estimated reference ranges of implied equity value per share of PotlatchDeltic common stock based on valuing PotlatchDeltic’s terminal value using each of the perpetuity growth method and EBITDDA exit multiple method as described above:

The following supplemental disclosure amends and restates in its entirety the second full paragraph on page 77 of the proxy statement/prospectus concerning the Opinion of CatchMark’s Financial Advisor:

Based on this information, Stifel calculated and compared (a) the Adjusted Timber EV / CY2022E Timberland EBITDA using Street Consensus for each of the timber peer selected companies and (b) the adjusted 2022 expected wood products EBITDA multiples for each of the wood products peer selected companies, which Stifel defined as the quotient of (i) the estimated enterprise value of the selected companies (the “Adjusted Wood Products EV”) and (b) the selected company’s 2022 estimated EBITDA using Street Consensus (the “CY2022E Wood Products EBITDA”). For purposes of this analysis, Stifel used a midyear convention for PotlatchDeltic’s CY2022 estimated real estate sales, which implies that 50% of the value of such real estate sales is captured in the EBITDDA multiple and 50% is treated as cash and added to PotlatchDeltic’s enterprise value. Based on its analysis of the relevant metrics for each of the selected companies, for purposes of valuing (A) PotlatchDeltic’s woods product business, Stifel selected a representative range of Adjusted Wood Products EV / CY2022E Wood Products EBITDA of 1.7x to 2.3x, which was selected upon the application of Stifel’s professional judgment and experience, and applied that range to PotlatchDeltic’s CY2022E Wood Products EBITDDA of $330.2 million (less $22.6 million, the estimated pro rata portion of corporate overhead attributable to such business) as provided in the PotlatchDeltic management forecasts, and (B) PotlatchDeltic’s timberland and real estate businesses, Stifel aggregated the amounts implied by (1) applying the representative range of Adjusted Timberland EV / CY2022E Timberland EBITDA of 27.3x to 35.0x, as described above, to PotlatchDeltic’s non-indexed CY2022E Wood Products EBITDDA of $101.1 million and (2) applying the representative range of Adjusted Wood Products EV / CY2022E Wood Products EBITDA of 1.7x to 2.3x, as described above, to PotlatchDeltic’s indexed CY2022E Timberland EBITDDA of $121.3 million (less $19.4 million, the estimated pro rata portion of corporate overhead attributable to such business). Based on the approximately 69.9 million outstanding shares of PotlatchDeltic common stock on a fully diluted basis and the net debt of PotlatchDeltic of $284.6 million, each as of March 31, 2022, Stifel derived the following estimated reference ranges of implied equity value per share of PotlatchDeltic common stock:

-END OF SUPPLEMENT TO DEFINITIVE PROXY STATEMENT-

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “should,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Risks and uncertainties that could cause the Company’s actual results to differ from these forward-looking statements include, but are not limited to, that (i) the timing of the closing of the Mergers, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the Mergers will not occur; (ii) the proposed Mergers may involve unexpected costs, liabilities or delays; (iii) the Company’s business may suffer as a result of uncertainty surrounding the proposed Mergers; (iv) the risk that the proposed Mergers disrupt the Company’s current plans and operations or divert management’s or employees’ attention from ongoing business operations; (v) the risk of potential difficulties with the Company’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties as a result of the proposed Mergers; (vi) the possible failure of the Company to maintain its qualification as a REIT; (vii) stockholder litigation in connection with the proposed Mergers may affect the timing or occurrence of the proposed Mergers or result in significant costs of defense, indemnification and liability; (viii) the Company may be adversely affected by other economic, business or competitive factors; (ix) the occurrence of any event, change or other circumstances could give rise to the termination of the Merger Agreement; and (x) other risks to the consummation of the proposed Mergers, including the risk that the proposed Mergers will not be consummated within the expected time period or at all; (xi) the factors described in Part I, Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s other filings with the SEC. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update its forward-looking statements, except as required by law.

Important Additional Information about the Proposed Transaction

This communication is being made in respect of the proposed merger transaction involving Parent and the Company. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. In connection with the proposed transaction, Parent filed with the SEC a Registration Statement on Form S-4 that was declared effective on August 10, 2022 that constitutes a prospectus of Parent and a proxy statement of the Company. The Company filed the proxy statement/prospectus with the SEC on August 10, 2022 and mailed it to its stockholders commencing August 12, 2022. The proxy statement/prospectus related to the proposed merger contains important information about Parent, the Company, the proposed transaction and related matters. Investors are urged to carefully read the proxy statement/prospectus and other documents filed or to be filed with the SEC (or incorporated by reference into the proxy statement/prospectus) in connection with the proposed merger. Investors may obtain free copies of the proxy statement/prospectus and other documents through the website maintained by the SEC at www.sec.gov. In addition, investors are able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by the parties on Parent’s website at www.potlatchdeltic.com (which website is not incorporated herein by reference), for documents filed with the SEC by Parent, or on the Company’s website at www.catchmark.com (which website is not incorporated herein by reference), for documents filed with the SEC by the Company.

Participants in the Solicitation

Parent and the Company and their respective directors and officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the merger transaction. Certain information about the directors and executive officers of Parent is set forth in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on February 17, 2022, its proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on March 29, 2022, and the proxy statement/prospectus filed with the SEC on August 10, 2022. Certain information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 3, 2022, its proxy statement for its 2022 annual meeting of stockholders, which was filed with the SEC on April 15, 2022, and the proxy statement/prospectus filed with the SEC on August 10, 2022. You can obtain free copies of these document from Parent and the Company as described above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATCHMARK TIMBER TRUST, INC.

Date: September 2, 2022	By:	/s/ Lesley H. Solomon
Lesley H. Solomon

General Counsel and Secretary